EXHIBIT A
ATTACHMENT 77C
Submission of Matters to a vote of Security
Holders

a	On August 19, 2005, a Special Meeting
of the Shareholders of the Constellation
Sands Capital Select Growth Fund was held.
The following proposals will be considered
at this meeting:
1.	To approve an
amendment to the
fee schedule to
the investment
advisory
agreement between
the Trust, on
behalf of the
Fund, and
Constellation
Investment
Management
Company, LP to
change the
performance
hurdle from 3.50%
to 2.50%.


2.	To approve an
amendment to the
fee schedule to
the sub-advisory
agreement between
Constellation
Investment
Management
Company, LP and
Sands Capital
Management, Inc.
to change the
performance fee
hurdle rate from
3.50% to 2.50%.

The following votes were recorded:
		Proposal 1:


Number of
Shares

% of
Outstanding
Shares

% of
Shares
Voted
Affirmative

18,629,654

82.6%

98.4%
Against

203,615

0.9%

1.1%
Abstain

96,557

0.4%

0.5%


18,929,826

83.9%

100.0%



Proposal 2


Number of
Shares

% of
Outstanding
Shares

% of
Shares
Voted
Affirmative

18,638,359

82.7%

98.5%
Against

214,989

1.0%

1.1%
Abstain

76,478

0.3%

0.4%


18,929,826

84.0%

100.0%







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